Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10/A (Amendment No. 1) of our report dated June 30, 2021 relating to the financial statements of Gold Rock Holdings, Inc., as of December 31, 2020 and 2019 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

August 13, 2021